Exhibit 23






              Consent of Independent Certified Public Accountants
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We  have  issued  our  reports  dated  September  26,  1997,   accompanying  the
consolidated financial statements of Valley Resources, Inc. and subsidiaries appearing in the 1997 Annual Report to Stockholders of the Company and accompanying the schedule included in the Annual Report on Form 10-K for the year ended August 31, 1997, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our names as it appears under the caption "Experts".


                                             S/Grant Thornton
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                                             GRANT THORNTON LLP

Boston, Massachusetts
November 26, 1997